UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2023

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 23, 2023, the Board of Directors (the “Board”) of SANUWAVE Health, Inc. (the “Company”) appointed Morgan Frank, age 51, the current Chairman of the Board, as the Company’s interim Chief Executive Officer. Mr. Frank, who joined the board as Chairman in August 2022, is a founder and principal at Manchester Explorer Fund (18 years) and at Manchester Explorer Ltd (Cayman), two life science focused public equity hedge funds specializing in hands-on microcap growth and development companies.  He also sits on the board of directors of Modular Medical, Inc. (MODD), a development stage company focused on next generation insulin delivery.

In connection with his appointment as interim Chief Executive Officer, the Company and Mr. Frank entered into an Executive Employment Agreement, effective May 23, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Frank will be paid a de minimis base salary of $1.00 per year, may be eligible to receive an incentive bonus opportunity in accordance with any criteria determined by the Board, and will be entitled to participate in the Company’s employee benefit plans and programs. Mr. Frank’s employment will be terminated upon (i) written notice of termination or resignation by either the Company or Mr. Frank, respectively, for any reason, provided that Mr. Frank must provide at least 60 days’ prior notice of his resignation, or (ii) Mr. Frank’s death or disability. Moreover, during the term of his employment and for a period of one year thereafter, Mr. Frank agreed (i) not to perform services for or have any interest in any competitive business and (ii) not to solicit (a) the Company’s current or former employees or independent contractors or (b) actual or prospective customers, clients, vendors, service providers, suppliers or contractors. Finally, the Employment Agreement also includes customary confidentiality and non-disparagement provisions. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Mr. Frank has no family relationship with any director or executive officer of the Company.  A description of each transaction in which Mr. Frank had a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K is included under “Item 13. Certain Relationships and Related Transactions, and Directors Independence—Related Party Transactions” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and is incorporated herein by reference.

Mr. Frank will succeed Kevin A. Richardson, II, the former Chief Executive Officer of the Company, who stepped down as Chief Executive Officer on May 23, 2023 to serve as the Company’s Chief Strategy Officer.  Mr. Richardson will remain a member of the Board.

On May 23, 2023, the Company and Mr. Richardson entered into a Transition and Separation Agreement (the “Transition Agreement”), pursuant to which Mr. Richardson will serve as the Company’s Chief Strategy Officer for an anticipated period of 12 months or alternatively a consulting agreement for a period of two years.  Mr. Richardson will continue to receive his current salary or an equivalent consulting fee, remain eligible for the Company’s group health benefit plans and programs, unless he earlier becomes eligible for health insurance benefits through a subsequent employer or exceeds the legal eligibility period for continued coverage,  and will remain eligible to receive a pro-rated annual bonus, one-third of which will be based upon the Company achieving each of the following metrics during calendar year 2023: (i) sales of $30 million, (ii) adjusted EBITDA of $3 million and (iii) listing on The Nasdaq Stock Market or the New York Stock Exchange.  Mr. Richardson also is entitled to receive options exercisable for 25 million shares of the Company’s common stock, one-half of which will vest immediately and one-half of which will vest on April 15, 2024. During any period of continued service with the Company, Mr. Richardson’s options will continue to vest.  If no mutually agreed upon employment agreement or consulting agreement is entered into, or if Mr. Richardson is terminated without cause prior to the end of the anticipated transition period, Mr. Richardson will receive a severance payment equal to 20 weeks of his most recent base salary, subject to Mr. Richardson executing a release of claims in favor of the Company and his continued compliance with the Transition Agreement and any post-employment obligations under any employee agreements between the Company and Mr. Richardson. The Transition Agreement also includes a release of claims in favor of the Company and customary confidentiality and non-disparagement provisions. The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 24, 2023, the Company issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, effective May 23, 2023, by and between the Company and Morgan Frank
10.2	Transition and Separation Agreement, dated May 23, 2023, by and between the Company and Kevin A. Richardson, II
99.1	Press Release dated May 24, 2023
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: May 30, 2023	By:	/s/ Toni Rinow
	Name:	Toni Rinow
	Title:	Chief Financial Officer